Exhibit 10.6

________, 2014

Quinpario Acquisition Corp. 2

12935 N. Forty Drive, Suite 201

St. Louis, MO 63141

Ladies and Gentlemen:

Quinpario Acquisition Corp. 2 (“Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned hereby commits that it will purchase an aggregate of 18,000,000 warrants of the Company (“Initial Warrants”), each entitling the holder to purchase one-half (1/2) of one share of common stock of the Company, at $0.50 per Initial Warrant, for an aggregate purchase price of $9,000,000 (the “Initial Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or part, the undersigned further commits that it will purchase up to an additional 2,100,000 warrants (“Additional Warrants” and together with the Initial Warrants, the “Private Warrants”) at $0.50 per Additional Warrant, for an aggregate purchase price of $1,050,000 (the “Over-Allotment Purchase Price” and together with the Initial Purchase Price, the “Purchase Price”), pro rata with the portion of the over-allotment option that was exercised. At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the full Purchase Price of $10,050,000 to be delivered to Graubard Miller (“GM”), counsel for the Company, by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO and over-allotment option, if any.

The consummation of the purchase and issuance of the Initial Warrants and Additional Warrants (if any) shall occur simultaneously with the consummation of the IPO and over-allotment option (if any), respectively. Simultaneously with the consummation of the IPO, GM shall deposit the Initial Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement. Simultaneously with the consummation of all or any part of the over-allotment option, GM shall deposit the pro-rata portion of the Over-Allotment Purchase Price, based upon the amount of the over-allotment option that has been exercised, without interest or deduction, into the Trust Fund. Upon expiration of the over-allotment option, GM shall return any unused portion of the Over-Allotment Purchase Price to the undersigned, without interest. If the Company does not complete the IPO within four (4) business days of the effectiveness of the Registration Statement, the Purchase Price (without interest or deduction) will be returned to the undersigned.

Each of the Company and the undersigned acknowledges and agrees that GM is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Warrants and GM’s sole obligation under this letter agreement is to act with respect to holding and disbursing the Purchase Price for the Private Warrants as described above. GM shall not be liable to the Company or the undersigned or any other person or entity in respect of any act or failure to act hereunder or otherwise in connection with performing its services hereunder unless GM has acted in a manner constituting gross negligence or willful misconduct. The Company shall indemnify GM against any claim made against it (including reasonable attorney’s fees) by reason of it acting or failing to act in connection with this letter agreement except as a result of its gross negligence or willful misconduct. GM may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Private Warrants will be identical to the warrants underlying the units being offered by the Company in the IPO except that the Company hereby acknowledges and agrees that the Private Warrants shall not be redeemable by the Company and shall be exercisable for cash or on a cashless basis by surrendering such Private Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Warrants, multiplied by the difference between the exercise price and the “Fair Market Value” (defined below) by (y) the Fair Market Value, in each case so long as the Private Warrants are held by the undersigned or its permitted transferees; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is higher than the exercise price. The “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the day prior to the date of exercise. Additionally, the undersigned agrees that the Private Warrants will not be able to sell or transfer such Private Warrants (or underlying securities) until 30 days after the completion of an initial Business Combination except (1) to the Company’s officers, directors and employees or to the undersigned’s officers, directors, members, employees and affiliates, (2) to relatives and trusts for estate planning purposes, (3) by virtue of the laws of descent and distribution upon death, (4) pursuant to a qualified domestic relations order, (5) by certain pledges to secure obligations incurred in connection with purchases of our securities, (6) by private sales made at or prior to the consummation of an initial Business Combination at prices no greater than the price at which the Private Warrants were originally purchased or (7) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination, in each case (except for clause 7) where the transferee agrees to the terms of the lock-up provisions.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Warrants have not been registered under the Securities Act;

(b)	it will be acquiring the Private Warrants for its account for investment purposes only;

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(c)	it has no present intention of selling or otherwise disposing of the Private Warrants in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

Very truly yours,

QUINPARIO PARTNERS 2, LLC

By:
Name:
Title:

Accepted and Agreed:

Quinpario Acquisition Corp. 2

By:
Name:
Title:

Graubard Miller
(solely with respect to its obligations to hold
and disburse monies for the Private Warrants)

By:
Name: Jeffrey M. Gallant
Title: Partner

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